Exhibit 10.3

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

This Amendment No. 2 (“Amendment”), effective as of March 1, 2012 (the “Effective Date”), hereby amends the Employment Agreement dated March 1, 2010, as amended by Amendment No. 1 to Employment Agreement, dated November 3, 2010 (the “Agreement”), by and between AmTrust Financial Services, Inc., 59 Maiden Lane, 6th floor, New York, New York, a Delaware corporation (the “Company”) and Christopher M. Longo, an individual residing at 625 Club Drive, Aurora, OH 44202 (“Executive”).

WHEREAS, the purpose of this Amendment is for the Executive and the Company to agree to an extension of the Employment Period to February 28, 2015.

NOW, THEREFORE, the parties hereto agree as follows:

  Section 2 (Employment Period) of the Agreement is hereby amended by deleting Section 2 in its entirety and replacing it with the following:

2. Employment Period. For a period commencing on the Effective Date hereof and ending on February 28, 2015 (the “Employment Period”), the Company hereby employs Executive in the capacities herein set forth. Executive agrees, pursuant to the terms hereof, to serve in such capacities for the Employment Period. This Agreement shall renew for successive three-year periods (“Successive Employment Periods”) unless one of the parties provides written notice to the other more than ninety (90) days prior to the end of the Employment Period or any Successive Employment Period that the party will not renew the Agreement. The Employment Period and any Successive Employment Period(s) shall hereinafter be referred to as the “Employment Period.”

  All other provisions of the Agreement shall remain in effect in accordance with their terms.

AMTRUST FINANCIAL SERVICES, INC.

By: /s/ Stephen Ungar	Date: March 1, 2012
Name: Stephen Ungar
Title:General Counsel and Secretary

EXECUTIVE

/s/ Christopher M. Longo.	Date: February 24, 2012
Christopher M. Longo